«Name»
«Address»
_________, 2004

THE TALBOTS, INC.

2003 EXECUTIVE STOCK BASED INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

The Talbots, Inc.
One Talbots Drive
Hingham, Massachusetts 02043

        The undersigned acknowledges receipt from The Talbots, Inc. (the “Company” or “Talbots”) of (i) this Restricted Stock Agreement providing the terms and conditions of a grant of restricted stock made as of ______, ____ under the 2003 Executive Stock Based Incentive Plan (the “Plan”), and (ii) a copy of the Plan.

        The restricted stock grant (the “Award”) is for «Shares» shares of Common Stock of the Company, $.01 par value (the “Restricted Stock”).

        A check in the amount of $«Cost» (being $.01 per share) in full payment of the purchase price for the Restricted Stock has been delivered to the Company.

        The undersigned acknowledges that the Award is subject to the execution and delivery of this Restricted Stock Agreement (this “Agreement”).

        In consideration of the Company’s accepting this Agreement and delivering the shares of Restricted Stock provided for herein, the undersigned hereby agrees with the Company as follows:

        1.         Restricted Period.

        (a)        No Transfer of Unvested Shares. During the period of time that any shares of Restricted Stock are unvested as set forth in paragraphs 1(b) and 1(c) below (the “Restricted Period”), such unvested shares shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution or as provided in this Agreement.

        (b)        Normal Vesting Period. Except as provided in paragraph 1(c) below or as otherwise provided in the Plan or in any written employment agreement executed between the Company and the undersigned, the Restricted Stock subject to the Award shall vest on _____, ___.

        (c)        Performance Accelerated Vesting. The Restricted Stock shall be subject to possible accelerated vesting after ______, ____ based on Talbots three year RONA performance measured against a peer group of retail companies comprising the Retail Group, in accordance with the following:

        (i)        If Talbots relative RONA performance ranking meets or exceeds the 50th percentile of the companies comprising the Retail Group, but does not meet or exceed the 75th percentile of the Retail Group, as determined by the Company’s Compensation Committee of the Board of Directors (the “Compensation Committee”), then 50% of the Restricted Stock will vest on the date of the Compensation Committee’s determination of the RONA performance, but not later than ______, _____.

        (ii)        If Talbots relative RONA performance ranking meets or exceeds the 75th percentile of the companies comprising the Retail Group, as determined by the Compensation Committee, then 100% of the Restricted Stock will vest on the date of the Compensation Committee’s determination of the RONA performance, but not later than ______, _____.

                 The RONA performance of Talbots and the RONA performance of each of the other companies comprising the Retail Group will be determined by the Compensation Committee on or before ______, ____, and the determination by the Compensation Committee shall be final, binding and conclusive on all parties. In the event that the undersigned ceases employment with Talbots after _______, ___ (which is the three year anniversary of the date of this Restricted Stock Agreement) but before the date of the Compensation Committee’s determination of RONA under this paragraph 1(c) (which is to be on or before _____, ____), then such cessation of employment will not affect the undersigned vesting rights, if any, in such Restricted Stock under the vesting provisions of this paragraph 1(c).

        (d)        Definitions. For purposes of paragraph 1(c), the following terms have the following meanings:

                 “RONA” means, for each company in the Retail Group, the total three-year return on net assets covering fiscal year ____ through fiscal year ____, computed as follows: (a) net income, divided by (b) total average assets less total average current liabilities, as determined by the Compensation Committee. RONA will be determined based on the periodic financial reports filed with the Securities and Exchange Commission. The Committee will have discretion to adjust such reported results for extraordinary items as it sees fit in its sole and absolute discretion.

                 “Retail Group” means AnnTaylor Stores Corporation; Charming Shoppes, Inc.; Chico’s FAS, Inc.; The Children's Place Retail Stores, Inc.; Coldwater Creek Inc.; The Gap, Inc.; The Gymboree Corporation; J. Crew Group, Inc.; The J. Jill Group, Inc.; Limited Brands, Inc.; Nordstrom, Inc.; Too, Inc. and Talbots.

                 In the event that a company constituting part of the Retail Group has not for any reason publicly reported audited financial results covering fiscal years ____ through ____ prior to _____, _____, then the Compensation Committee may, in its sole discretion, either (i) use publicly available audited and unaudited financial results of such company covering a period of not less than twelve consecutive quarters ending within (6) months prior to ______, ____ or (ii) exclude such company from the Retail Group. In addition, in the event the Compensation Committee determines, for any reason in its sole discretion, that any company constituting part of the Retail Group should not be considered a “comparable”company for purposes of determining RONA, then such company may be excluded by the Compensation Committee from the Retail Group. The Compensation Committee may also make such other adjustments to the companies comprising the Retail Group (including the addition of companies) as it may deem appropriate under the circumstances.

        2.         Repurchase Option

        The Company will have the option to repurchase the Restricted Stock that has not yet vested at a price of $.01 per share, which price may be amended from time to time by the Compensation Committee of the Company (the “Committee”) in its discretion. Such option will be exercisable with respect to such unvested shares of Restricted Stock (i) if the undersigned’s continuous employment for the Company or an Affiliate (as such term is defined in the Plan) shall terminate for any reason, except solely by reason of a period of Related Employment (as such term is defined in the Plan), or except as otherwise provided in paragraph 3 hereof, prior to the expiration of the Restricted Period with respect to such unvested shares of Restricted Stock, (ii) if, on or prior to the expiration of the Restricted Period with respect to such unvested shares of Restricted Stock or the earlier lapse of this repurchase option with respect to such unvested shares of Restricted Stock, the undersigned has not paid to the Company an amount equal to any federal, state, local or foreign income or other taxes which the Company determines is required to be withheld in respect of such shares, or (iii) under such other circumstances as determined by the Committee in its discretion. Any attempt by the undersigned to dispose of any unvested Restricted Stock in contravention of the foregoing repurchase option of the Company shall be null and void and without effect. If the Company’s repurchase option is not exercised by the Company with respect to any unvested shares of Restricted Stock within one hundred twenty (120) days after the later of the date the undersigned is finally removed from the payroll of the Company or its Affiliates or any later effective date of employment termination (in each case, including any period of challenge or appeal by the undersigned), such option shall terminate and be of no further force and effect.

        3.        Death, Disability or Retirement.

        If the undersigned has been in continuous employment for the Company or an Affiliate since the date on which the Award was granted, and while in such employment, the undersigned dies, or terminates such employment by reason of disability (as such term is defined in Paragraph 12 of the Plan) or by reason of early, normal or deferred retirement under a qualified retirement program of the Company or an Affiliate, and any of such events shall occur prior to the end of the Restricted Period with respect to any unvested Restricted Stock, the Committee may determine to cancel the repurchase option described in paragraph 2 hereof and any and all other restrictions on any or all of the unvested Restricted Stock subject to the Award; and such repurchase option shall become exercisable at such time as to any remaining unvested Restricted Stock. If and to the extent such repurchase option is so canceled as to any such shares of Restricted Stock, such shares shall no longer be subject to the restrictions hereunder and shall be deemed vested.

        4.        Issuance and Repurchase of Restricted Stock.

        Each certificate for Restricted Stock issued pursuant to the Award shall be deposited by the undersigned with the Company, together with a stock power endorsed in blank, or shall be evidenced in such other manner permitted by applicable law as determined by the Committee in its discretion. If the Company chooses to exercise its option to repurchase unvested Restricted Stock as described in paragraph 2 hereof, title to such shares shall be deemed transferred to the Company without further action by the undersigned. Contemporaneously with such transfer of title to such shares to the Company, the Company shall pay to the undersigned, or in the event of his death, his personal representative, as the case may be, the purchase price for such shares of repurchased Restricted Stock.

        5.        Certificates.

        (a)        The undersigned acknowledges that all certificates evidencing shares of Restricted Stock of the Company issued pursuant to the Award and this Agreement shall bear a restrictive legend as follows:

“THE SHARES EVIDENCED BY THIS CERTIFICATE ARE PARTLY PAID AND ARE SUBJECT TO (i) RESTRICTIONS ON TRANSFER AND (ii) A REPURCHASE OPTION OF THE TALBOTS, INC. UNDER CERTAIN CIRCUMSTANCES, PURSUANT TO THE PROVISIONS OF THE TALBOTS, INC. 2003 EXECUTIVE STOCK BASED INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT DATED AS OF _______, ______ BY AND BETWEEN «Name» AND THE TALBOTS, INC. THE PLAN AND THE AGREEMENT ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE TALBOTS, INC.”

(Place for Date Stamp) 4

        (b)        The undersigned acknowledges that the certificate evidencing the shares of Restricted Stock delivered pursuant to this Agreement may be issued in several denominations. The date appearing immediately below the legend on each stock certificate will be the date on which shares represented by such certificate are scheduled to become free of the restrictions as set forth in paragraph 1(b) above, subject to all of the other terms and conditions of this Agreement.

        6.        Restriction.

        The undersigned understands that the Company intends to prepare and file with the Securities and Exchange Commission a Form S-8 registration statement under the Securities Act of 1933 with respect to the Plan and the shares covered by this Agreement. The undersigned understands that once shares have become free of restrictions, new certificates will be issued by the Company’s transfer agent not containing the legend provided for in paragraph 5 hereof, and that the undersigned will be free to sell the Common Shares evidenced by such certificates not bearing such legend, subject to applicable requirements of federal and state securities laws. The undersigned agrees that any such sales will be effected by means of a broker’s transaction using the facilities of the New York Stock Exchange (where the Common Shares of the Company are listed). The Company will endeavor to file such registration statement on Form S-8 with the Securities and Exchange Commission and to keep such registration statement effective to permit such sale, but in the event the Company notifies the undersigned that such registration statement is not then effective, the undersigned agrees to refrain from sales of Common Shares until such time as the Company advises him that such registration statement has become effective.

        7.        Rights with Respect to Shares.

        The undersigned shall have, after issuance of a certificate for the number of shares of Restricted Stock awarded and prior to the expiration of any Restricted Period (or the earlier repurchase of unvested shares of Restricted Stock by the Company), the right to vote the same and to receive dividends or other distributions made or paid with respect to such Restricted Stock, subject, however, to the options, restrictions and limitations imposed thereon pursuant to this Agreement and the Plan.

        8.        Subject to Terms of the Plan.

        This Agreement shall be subject in all respects to the terms and conditions of the Plan and in the event of any question or controversy relating to the terms of the Plan, the decision of the Compensation Committee shall be final and conclusive.

        9.        Trading Black Out Periods.

        By entering into this Agreement the undersigned expressly agrees that: (i) during all periods of employment of the undersigned with the Company and its Affiliates, or otherwise while the undersigned is otherwise maintained on the payroll of the Company or its Affiliates, the undersigned shall abide by all trading “black out” periods with respect to purchases or sales of Company stock or exercises of stock options for Company stock established from time to time by the Company (“Trading Black Out Periods”) and (ii) upon cessation or termination of employment with the Company for any reason, the undersigned agrees that for a period of six (6) months following the effective date of any termination of employment or, if later, for a period of six (6) months following the date as of which the undersigned is no longer on the payroll of the Company or its Affiliates, the undersigned shall continue to abide by all such Trading Black Out Periods established from time to time by the Company.

10. Change in Control. All other restrictions on any then outstanding Restricted Stock shall lapse upon a Change in Control Event (as such term is defined in the Plan).

Very truly yours, Signature: —————————————— «Name» Title: —————————————— Date: ——————————————
The foregoing Restricted Stock Agreement is hereby accepted: THE TALBOTS, INC. By: —————————————— Arnold B. Zetcher Chairman, President and Chief Executive Officer